UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2026

NEXTNRG, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

407 Lincoln Rd. #9F, Miami Beach, Florida 33190

(Address of principal executive offices, including Zip Code)

(305) 791-1169

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NXXT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Leviston SPA

On April 1, 2026, NextNRG, Inc. (the “Company”) and Leviston Resources, LLC (“Leviston”) entered into a Securities Purchase Agreement dated as of April 1, 2026 (the “Leviston SPA”), pursuant to which the Company agreed to sell, and Leviston agreed to purchase, a senior secured convertible promissory note in the principal amount of $1,724,444 (the “Leviston Note”) for a purchase price of $1,552,000. The Leviston Note carries an original issue discount of $172,444. Pursuant to the terms of the Leviston SPA, the Company agreed to issue 243,300   shares of the Company’s common stock to Leviston as additional consideration for the Leviston Note. Such shares were issued on April 1, 2026.

Leviston has rollover rights and piggyback registration rights pursuant to the terms of the Leviston SPA. In addition, until the later of (i) October 1, 2027 or (ii) the date that the balance due under the Leviston Note is paid in full, Leviston has a right of participation in, and a right of first refusal regarding, any financing transaction. The Company has also granted Leviston “most favored nation” rights for so long as any obligations remain outstanding under the transaction documents.

The Leviston SPA contains customary representations, warranties and covenants for a transaction of this type.

The transactions that were the subject of the Leviston SPA closed on April 1, 2026.

The foregoing description of the Leviston SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the Leviston SPA, a copy of which is filed herewith as Exhibit 10.1.

Leviston Note

The Leviston Note bears interest at a rate of 10% and matures on October 1, 2026. Interest is guaranteed for the entirety of the six-month term of the Leviston Note, regardless of any reduction of the principal amount, conversion or prepayment. The Leviston Note is a senior secured obligation of the Company, with first priority over all current and future indebtedness; provided, however, that the Company may close equipment financing, with such financing secured by first priority lien(s) against the equipment being financed and second priority lien(s) (behind Leviston’s security interest) against the Company’s other assets. The Company’s obligations under the Leviston Note are secured pursuant to the terms of the Pledge and Security Agreement, dated as of April 1, 2026, by and between the Company and Leviston (the “Leviston Security Agreement”).

The Leviston Note is convertible into shares of the Company’s common stock only upon and following an Event of Default (as defined in the Leviston Note), at the option of Leviston. Upon an Event of Default, Leviston may convert any portion of the outstanding principal, accrued interest, default interest, and a fixed conversion fee of $1,950 per conversion into common stock. The conversion price will be equal to 80% of the average of the three lowest daily volume-weighted average prices (VWAP) of the common stock during the 15 trading days immediately preceding the conversion date, subject to a floor price of $0.10 per share.

The Leviston Note contains an equity blocker that prohibits Leviston from converting the Leviston Note if such conversion would result in Leviston and its affiliates beneficially owning more than 4.99% of the Company’s outstanding common stock; provided, however, that Leviston may elect to increase this limitation to 9.99% upon 61 days’ prior notice to the Company, or immediately if Leviston is not subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended.

In addition, the Leviston Note contains a hard cap on the number of shares issuable to Leviston at 19.99% of the outstanding shares. Pursuant to the terms of the Leviston Note, the parties agreed that, notwithstanding any other conversion, adjustment or other provision, the Company may not issue a cumulative number of shares of common stock to Leviston and its affiliates pursuant to the Leviston Note and the other transaction documents that would exceed the 19.99% limitation set forth in the Nasdaq Stock Market’s (“Nasdaq”) Listing Rule 5635(d), unless the Company obtains stockholder approval to exceed such threshold in accordance with Nasdaq rules.

The Company may prepay the Leviston Note at any time prior to October 1, 2026; provided, however, that (i) if the prepayment date occurs within 60 days of April 1, 2026, the Company must pay Leviston the outstanding principal amount, all guaranteed interest for the full six-month term (regardless of how much of the term has elapsed as of the prepayment date), and any other amounts due under the Leviston Note, with no prepayment premium; and (ii) if the prepayment date occurs after 60 days from April 1, 2026, the Company must pay Leviston 110% multiplied by the sum of (a) the outstanding principal amount, (b) all guaranteed interest for the full six-month term (regardless of how much of the term has elapsed as of the prepayment date), and (c) any other amounts due under the Leviston Note.

The Leviston Note contains customary Events of Default, the occurrence of which grant Leviston, among other things, the right to accelerate the entire unpaid balance of the Leviston Note. Upon the occurrence of an Event of Default, the Leviston Note provides that, among other things, all outstanding obligations under the Leviston Note and related transaction documents, including principal, accrued interest, monitoring fees, and legal expenses, will automatically increase to 150% of the then-outstanding balance. Additionally, all outstanding obligations will accrue interest at a default rate equal to the lesser of 18% per annum or the maximum rate permitted by law.

On April 1, 2026, the Company issued the Leviston Note in favor of Leviston pursuant to the terms of the Leviston SPA.

The foregoing description of the Leviston Note is subject to and qualified in its entirety by reference to the full text of the Leviston Note, a copy of which is filed herewith as Exhibit 10.2.

Leviston Security Agreement

On April 1, 2026, in connection with the issuance of the Leviston Note, the Company and Leviston entered into the Leviston Security Agreement. dated as of April 1, 2026 (the “Leviston SPA”). Pursuant to the terms of the Leviston Security Agreement, the Company granted to Leviston a continuing, first-priority security interest in substantially all of its assets to secure the prompt payment and performance of its obligations under the Leviston Note and related transaction documents. The collateral includes, but is not limited to, the Company’s accounts, inventory, equipment, general intangibles, deposit accounts, and 100% of the equity interests in the Company’s directly owned subsidiaries (the “Pledged Equity”). The Company is subject to negative covenants that, subject to certain exceptions, prohibit the sale, lease, or encumbrance of the collateral without Leviston’s prior written consent. Upon the occurrence and during the continuance of an Event of Default, Leviston may, among other remedies: (i) accelerate all obligations and take possession of the collateral; (ii) exercise all voting and consensual rights pertaining to the Pledged Equity; (iii) appoint a receiver over the Company’s assets; and/or (iv) sell the collateral at public or private sales to satisfy the outstanding debt.

The security interest will terminate only upon the full satisfaction or termination of the Company’s obligations under the Leviston Note.

The Leviston Security Agreement contains customary representations, warranties and covenants for a transaction of this type.

The foregoing description of the Leviston Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Leviston Security Agreement, a copy of which is filed herewith as Exhibit 10.3.

Cashera Business Loan and Security Agreement

On April 7, 2026, the Company  and Cashera Private Credit Inc. (“Cashera”) entered into a Business Loan and Security Agreement (the “Cashera Loan Agreement”), dated as of April 1, 2026, pursuant to which Cashera provided a term loan to the Company in the principal amount of $750,000 (the “Cashera Loan”). The Company received net disbursement proceeds of $712,500 after deduction of a $37,500 origination fee. The Cashera Loan carries a total interest expense of $300,000, resulting in a total repayment obligation of $1,050,000. The Cashera Loan is scheduled to be repaid in 24 weekly installments of $43,750, beginning immediately following disbursement, with a maturity date of October 1, 2026. The annual percentage rate for the Cashera Loan is approximately 173.06%.

The Cashera Loan is secured by a first-priority security interest in substantially all of the Company’s assets, including accounts, inventory, equipment, deposit accounts and intellectual property. Additionally, the Cashera Loan is personally guaranteed by Michael D. Farkas, the Company’s Chief Executive Officer, Chairman of the Board and substantial stockholder, and cross-guaranteed by NextNRG Ops LLC, a wholly owned subsidiary of the Company.

The Cashera Loan Agreement contains various restrictive covenants, including a prohibition on taking additional debt without Cashera’s prior written consent and a notification requirement if its bank account balances fall below 33% of the balance represented at the time of funding. If the Company takes additional debt without prior written consent, the Company will incur a $75,000 stacking fee for each occurrence.

Upon an event of default, Cashera may, among other things, (i) accelerate the entire unpaid balance, (ii) charge a default fee equal to 25% of the outstanding balance, (iii) take possession of and sell the collateral, and/or (iv) file a confession of judgment in the State of Utah, allowing for the summary entry of a legal judgment without trial.

The Cashera Loan Agreement contains representations, warranties and covenants as set forth therein.

The foregoing description of the Cashera Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cashera Loan Agreement, a copy of which is filed herewith as Exhibit 10.4.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of Apri 1, 2026, between the registrant and Leviston Resources, LLC.
10.2*	Senior Secured Convertible Promissory Note, dated April 1, 2026, issued by the registrant in favor of Leviston Resources, LLC.
10.3	Pledge and Security Agreement, dated April 1, 2026, between the registrant and Leviston Resources, LLC.
10.4*	Business Loan and Security Agreement, entered into on April 7, 2026 and dated as of April 7, 2026, between the registrant and Cashera Private Credit Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain identified information has been excluded from this exhibit because it both (i) is not material and (ii) is the type that the Company treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NextNRG, Inc.

Date: April 10, 2026	By:	/s/ Michael Farkas
	Name:	Michael Farkas
	Title:	Chief Executive Officer